DELAWARE COURT OF CHANCERY REJECTS EMILIO ALVAREZ’S ATTEMPT TO FORCE PAN AMERICAN TO HOLD ITS 2013 ANNUAL MEETING BEFORE THE COMPANY’S AUDITED FINANCIAL STATEMENTS ARE DISTRIBUTED TO STOCKHOLDERS

VANCOUVER, BC – February 22, 2013 – Pan American Goldfields Ltd. (OTCQB: “MXOM”) (the “Company”) announces that the Delaware Court of Chancery today rejected an attempt by Emilio Alvarez to force the Company to hold an annual meeting before the preparation and filing of the Annual Report after the end of the current fiscal year. Consistent with the Company's previous plans, the Court of Chancery ruled that the annual meeting shall be held on June 17, 2013, at a time when the stockholders will have access to the Company’s latest financial information and a Preliminary Economic Assessment regarding the Company’s Cieneguita project.  Mr. Alvarez had advocated an annual meeting date of April 30, 2013. “We are pleased with the Court’s ruling and, we look forward to meeting with the Company’s stockholders to discuss the vision of Pan American as we seek to build on the success of the past year,” said Neil Maedel, the Chairman of the Board and Principal Executive Officer of Pan American Goldfields.

About Pan American Goldfields Ltd.

Pan American Goldfields is a precious metals mining and exploration company. Its focus is the production of gold and silver and the development and expansion of its Cieneguita mine in Mexico's booming Sierra Madre gold-silver belt. The Cieneguita deposit contains a NI 43-101 compliant resource of 1.1 million Measured and Indicated gold equivalent ounces. This resource contains 20,087,000 Measured and Indicated tonnes grading 0.74 g/t gold and 51.8 g/t sliver and 453,000 Inferred tonnes grading 0.99 g/t gold and 34.2 g/t silver. M3 Engineering of Tucson is managing a PEA for a larger operation which is expected to be completed Q1, 2013. A feasibility study is planned to commence immediately following the PEA.

On behalf of the Board of Directors,
Neil Maedel, Chairman

Safe Harbor Disclosure

The information in this press release contains forward-looking statements regarding future events or the future financial performance of the Company. Please note that any statements that may be considered forward-looking are based on projections; that any projections involve judgment, and that individual judgments may vary. Moreover, these projections are based only on limited information available to us now, which is subject to change. Although those projections and the factors influencing them will likely change, we are under no obligation to inform you if they do. Actual results may differ substantially from any such forward looking statements as a result of various factors, many of which are beyond our control, including, among others, the timing and outcome of our feasibility study on our Cieneguita Project; the costs and results of our initial production activities on our Cieneguita Project; the future financial and operating performances of our projects; the estimation of mineral resources and the realization of mineral reserves, if any, on our existing and any future projects; the timing of exploration, development, and production activities and estimated future production, if any; estimates related to costs of production, capital, operating and exploration expenditures; requirements for additional capital and our ability to raise additional capital on a timely basis and on acceptable terms; government regulation of mining operations, environmental risks, reclamation and rehabilitation expenses; title disputes or claims against our existing and any future projects; and the future price of gold, silver, or other minerals. These and other factors can be found in our filings with the SEC. The Company undertakes no obligation to release publicly the results of any revision to these forward-looking statements to reflect events or circumstances following the date of this release.

For further information:

Email: info@panamgoldfields.com
Tel: 604-340-8678

Website: www.panamgoldfields.com

Source: Pan American Goldfields Ltd.

Suite 1200, 570 Granville Street, Vancouver, B.C. Canada V6C 3P1 Tel: 604.681.1163 Fax: 484.723.7071